Exhibit 99.1

DAKOTA PLAINS HOLDINGS, INC.

REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

WAYZATA, Minnesota, (May 8, 2015) -- Dakota Plains Holdings, Inc. (“Dakota Plains”) (NYSE MKT: DAKP) today announced financial results for the three months ended March 31, 2015.

Operational & Corporate Update Summary

•	The Company billed 4.6 million barrels of transloaded oil, an increase of approximately 61% compared to first quarter of 2014.

•
Sand transloading volumes for the first quarter of 2015 were 110,000 tons compared to 81,000 tons in the fourth quarter of of 2014, a 35% increase.  Sand transloading operations commenced in the second quarter of 2014.

•	The construction of the third crude oil storage tank is two months ahead of schedule, remains on budget, and is fully funded.

•	The Company announced plans to bring its crude oil and sand transloading operations in-house effective June 1, 2015.

•	The Company retained a financial advisor and launched a strategic alternatives process.

Financial Summary

•	The Company experienced net income of $183,000 compared to a net loss of $1.3 million for the first quarter 2014.

•	Adjusted EBITDA (a non-GAAP measure described below) was $3.9 million compared to $0.3 million for the first quarter 2014.

•	Revenue from transloading oil was $8.5 million compared to $5.5 million for the first quarter 2014.

•	Revenue from transloading sand was $0.9 million for the first quarter of 2015.

Craig M. McKenzie, Chief Executive Officer of Dakota Plains, said: “We delivered solid financial results for the first quarter with our EBITDA surpassing that of full year 2014, which is validation of our successful transition of the Company.”

Added McKenzie, “Going forward, we will continue to focus on increasing the throughput volume and operating efficiency of the Pioneer Terminal while we are considering strategic options available to the Company.”

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First Quarter 2015 Financial Results

The Company reported net income of $183,000 for the first quarter 2015, compared to a net loss of $1.3 million for the first quarter 2014. Net income for the first quarter of 2015 was driven by an increase in revenue from oil transloading and the addition of revenue from sand transloading. The net loss for the first quarter of 2014 was driven by a decrease in the income from the Company’s indirect ownership interest in the marketing joint venture.

Adjusted EBITDA for the quarter was $3.9 million compared to $0.3 million for the first quarter of 2014. The difference was primarily driven by the increase in income from the transloading operations as a result of increased volume and relatively flat cost of revenues and reduction in corporate general and administrative expenses. This impact was partially offset by the increase in transloading operating expenses as a result of assuming the entire cost associated with insuring the Pioneer Terminal facility.

General and administrative expenses were $1.9 million for the first quarter compared to $2.6 million for the first quarter of 2014. The $2.6 million expense in March 31, 2014 included $0.5 million related to the consolidation of the transloading joint venture and $0.3 million for professional fees.

Revenue from oil transloading was $8.5 million in the first quarter compared to $5.5 million for the first quarter of 2014. The increase was driven by volume, as first quarter 2015 billed volume was 4.6 million barrels of oil compared to 2.8 million barrels of oil for the first quarter of 2014, a 61% increase. Cost of revenue in the first quarter of 2015 was slightly higher than the previous year due to the increased volume, and operating expenses increased, primarily due to increased insurance costs related to the Pioneer Terminal.

Revenue from sand transloading was $0.9 million for the three months ended March 31, 2015. The sand operations commenced in June 2014. For the three months ended March 31, 2015, the Company transloaded 110,000 tons of sand with volumes increasing in each month.

For the quarter ended March 31, 2015, the Company incurred $0.9 million in expenses related to its inventory of tank cars that were assumed upon the dissolution of the joint ventures. The Company accounted for these expenses under Other Income (Expense) on its income statement as it does not consider the tank cars as a core business. The $0.9 million expense was partially off-set by a $0.2 million adjustment to the contingent override payment.

Interest expense was $1.9 million for the first quarter of 2015 compared to $0.5 million for the first quarter of 2014. The increase was primarily driven by the contingent override payment of $0.225 per barrel payable to the Company’s former joint venture partner, as part of the November 30, 2014 acquisition of the transloading, marketing and sand joint ventures.

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Income from the Company’s indirect investment in the marketing joint venture was $87,000 for the three months ended March 31, 2014.  In December 2014, the Company immediately ceased the buying and selling of crude oil in conjunction with the acquisition of ownership interests in the marketing joint venture from its then existing partner.

On November 24, 2014, the Company sold its 50% ownership interest in the trucking joint venture to its trucking partner. Income from the Company’s indirect investment in the trucking joint venture was $121,000 for the three months ended March 31, 2014.

Adjusted EBITDA

Adjusted EBITDA and adjusted EBITDA attributable to stockholders of Dakota Plains Holdings, Inc., is a non-GAAP measure. A reconciliation of this measure to its most directly comparable GAAP measure is included in the accompanying financial tables found later in this release. Management believes the use of this non-GAAP financial measure provides useful information to investors to gain an overall understanding of current financial performance. Specifically, management believes the non-GAAP results included herein provide useful information to both management and investors by excluding certain expenses and gains and losses on the extinguishment of debt that management believes are not indicative of Dakota Plains’ core operating results. In addition, this non-GAAP financial measure is used by management for budgeting and forecasting as well as subsequently measuring Dakota Plains’ performance, and management believes it is providing investors with a financial measure that most closely aligns to its internal measurement processes.

About Dakota Plains Holdings, Inc.

Dakota Plains Holdings, Inc. is an integrated midstream energy company operating the Pioneer Terminal transloading facility. The Pioneer Terminal is centrally located in Mountrail County, North Dakota, for Bakken and Three Forks related Energy & Production activity. For more information please visit the corporate website at: www.dakotaplains.com.

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Forward Looking Statements

Statements made by representatives of Dakota Plains in this press release that are not historical facts are forward-looking statements. These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to global economics or politics, our ability to obtain additional capital needed to implement our business plan, minimal operating history, loss of key personnel, lack of business diversification, reliance on strategic, third-party relationships, financial performance and results, prices and demand for oil, our ability to make acquisitions on economically acceptable terms, and other factors described from time to time in the Company’s periodic reports filed with the SEC that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Dakota Plains undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

For more information, please contact:

Company Contact	Investor and Media Contact
Tim Brady, CFO	Dan Gagnier, Sard Verbinnen
tbrady@dakotaplains.com	DGagnier@sardverb.com
Phone: 952.473.9950	Phone: 212.415.8972
www.dakotaplains.com	www.sardverb.com

- TABLES FOLLOW –

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DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2015 AND DECEMBER 31, 2014

ASSETS
	March 31,	December 31,
	2015	2014
CURRENT ASSETS
Cash and Cash Equivalents	$6,504,373	$4,690,706
Trade Receivables	6,128,903	3,268,386
Income Tax Receivable	14,803	14,803
Other Current Assets	861,041	99,776
Other Receivables	637,687	781,135
Deferred Tax Asset	1,969,000	2,266,000
Total Current Assets	16,115,807	11,120,806

PROPERTY AND EQUIPMENT
Land	3,191,521	3,191,521
Site Development	5,829,640	5,829,640
Terminal	21,468,675	21,383,972
Machinery	18,133,754	18,133,754
Construction in Progress	2,616,454	1,886,470
Other Property and Equipment	12,157,937	11,910,987
Total Property and Equipment	63,397,981	62,336,344
Less – Accumulated Depreciation	7,251,173	6,143,159
Total Property and Equipment, Net	56,146,808	56,193,185

FINANCE COSTS, NET	1,297,453	1,537,795

RESTRICTED CASH	3,000,141	3,000,000

DEFERRED TAX ASSET	26,939,000	26,762,000

OTHER ASSETS	512,901	512,901

Total Assets	$104,012,110	$99,126,687

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts Payable	$8,790,698	$7,387,612
Accrued Expenses	1,866,535	1,696,358
Promissory Notes, SunTrust	23,437,500	23,250,000
Operational Override Liability	782,151	715,497
Notes Payable – Vehicles	41,144	-
Total Current Liabilities	34,918,028	33,049,467

LONG-TERM LIABILITIES
Promissory Notes, SunTrust	27,875,000	25,250,000
Operational Override Liability	44,368,573	44,595,370
Notes Payable – Vehicles	148,935	-
Other Non-Current Liabilities	8,167	9,917
Total Long-Term Liabilities	72,400,675	69,855,287
Total Liabilities	107,318,703	102,904,754

COMMITMENTS AND CONTINGENCIES (NOTE 12)

STOCKHOLDERS’ DEFICIT
Preferred Stock – Par Value $.001; 10,000,000 Shares Authorized; None Issued or Outstanding	-	-
Common Stock – Par Value $.001; 100,000,000 Shares Authorized; 54,926,227 and 55,044,829 Issued and Outstanding, Respectively	54,925	55,044
Additional Paid-In Capital	6,556,388	6,267,788
Accumulated Deficit	(9,917,906)	(10,100,899)
Total Stockholders’ Deficit	(3,306,593)	(3,778,067)

Total Liabilities and Stockholders’ Deficit	$104,012,110	$99,126,687

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DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014

	Three Months Ended
	March 31,
	2015	2014
REVENUES
Transloading Revenue	$8,479,261	$5,445,458
Sand Revenue	878,373	-
Rental Income	30,000	30,000
Total Revenues	9,387,634	5,485,458

COST OF REVENUES	2,214,662	2,098,699
(exclusive of items shown separately below)

OPERATING EXPENSES
Transloading Operating Expenses	1,123,872	462,235
General and Administrative Expenses	1,919,189	2,555,543
Depreciation and Amortization	1,108,014	1,035,215
Total Operating Expenses	4,151,075	4,052,993

INCOME (LOSS) FROM OPERATIONS	3,021,897	(666,234)

OTHER INCOME (EXPENSE)
Income from Investment in DPTS Marketing LLC	-	86,632
Income from Investment in Dakota Plains Services, LLC	-	121,454
Interest Expense (Net of Interest Income)	(1,946,742)	(502,136)
Other Income (Expense)	(764,662)	-
Total Other Income (Expense)	(2,711,404)	(294,050)

INCOME (LOSS) BEFORE TAXES	310,493	(960,284)

INCOME TAX PROVISION (BENEFIT)	127,500	(514,885)

NET INCOME (LOSS)	182,993	(445,399)

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	-	890,864

NET INCOME (LOSS) ATTRIBUTABLE TO STOCKHOLDERS OF DAKOTA PLAINS HOLDINGS, INC.	$182,993	$(1,336,263)

Net Income (Loss) Per Common Share – Basic and Diluted	$0.00	$(0.02)

Weighted Average Shares Outstanding – Basic	54,085,723	53,598,684

Weighted Average Shares Outstanding – Diluted	55,304,822	53,598,684

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DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014

	Three Months Ended
	March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$182,993	$(445,399)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and Amortization	1,108,014	1,035,215
Amortization of Debt Discount	-	87,408
Amortization of Finance Costs	240,342	18,700
Deferred Income Taxes	120,000	(523,000)
Income from Investment in DPTS Marketing LLC	-	(86,632)
Income from Investment in Dakota Plains Services, LLC	-	(121,454)
Non-Cash Rental Income	-	4,895
Amortization of Deferred Rent	(1,750)	(1,750)
Share-Based Compensation	509,531	1,128,932
Changes in Working Capital and Other Items, Net of Consolidation of VIE:
Increase in Trade Receivables	(2,860,517)	(856,273)
Decrease (Increase) in Other Receivables	143,448	(102,856)
Increase in Other Current Assets	(761,265)	(49,641)
Decrease in Due from Related Party	-	1,388,982
Increase in Accounts Payable	933,750	421,134
Increase (Decrease) in Accrued Expenses	170,177	(1,440,380)
Increase in Due from Related Party	-	7,972
Increase in Restricted Cash	(141)	-
Decrease in Operational Override Liability	(160,143)	-
Net Cash Provided By (Used In) Operating Activities	(375,561)	465,853

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	(592,301)	(4,709,437)

CASH FLOWS USED IN FINANCING ACTIVITIES
Common Shares Surrendered	(221,050)	(645,679)
Advances on Promissory Notes, SunTrust	3,000,000	-
Payments on Promissory Notes, SunTrust	(187,500)	-
Proceeds from Notes Payable – Vehicles	196,152	-
Payments on Notes Payable – Vehicles	(6,073)	-
Net Cash Provided By (Used In) Financing Activities	2,781,529	(645,679)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,813,667	(4,889,263)

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	4,690,706	13,011,608

CASH AND CASH EQUIVALENTS – END OF PERIOD	$6,504,373	$8,122,345

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$460,952	$445,246
Cash Paid During the Period for Income Taxes	$7,500	$8,115

Non-Cash Financing and Investing Activities:
Purchase of Property and Equipment Paid Subsequent to Period End	$1,223,969	$4,174,456
Preferred Dividend Receivable	$-	$123,288

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Non-GAAP Financial Measures
Dakota Plains Holdings, Inc.
Reconciliation of Adjusted EBITDA

	Three Months Ended
	March 31,
	2015	2014
Net Income (Loss)	$182,993	$(445,399)
Add Back:
Income Tax Provision (Benefit)	127,500	(514,885)
Depreciation and Amortization	1,108,014	1,035,215
Share Based Compensation	509,531	1,128,932
Interest Expense	1,946,742	502,136
Adjusted EBITDA	$3,874,780	$1,705,999

Adjusted EBITDA Attributable to Non-Controlling Interests	-	1,384,417

Adjusted EBITDA Attributable to Shareholders of Dakota Plains Holdings, Inc.	$3,874,780	$321,583

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